Exhibit 10.60

Maria Harris Counsel, Pharmaceuticals, Europe

April 20, 2010

Norwich Pharmaceuticals, Inc.

6826 State Highway 12

Norwich, NY 13815

Attention: Christopher R. Calhoun, President

Dear Mr. Calhoun:

Reference is made to the Contract Manufacturing Services Agreement between Procter & Gamble Pharmaceuticals, Sarl (“PGP”) and Norwich Pharmaceuticals, Inc., dated January 30, 2006, as amended on July 11, 2006 (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning assigned to such terms in the Agreement.

As you may be aware, in a transaction that closed on October 30, 2009 (the “Transaction”), The Procter & Gamble Company sold its global prescription pharmaceuticals business, including PGP, to Warner Chilcott PLC (“Warner Chilcott”). As a result of the Transaction, PGP became a wholly-owned subsidiary of Warner Chilcott. In connection with such Transaction, we will assign the Agreement to Warner Chilcott Company, LLC, an Affiliate of PGP, effective May 1, 2010. As a result, on and after May 1, 2010, Warner Chilcott Company, LLC will be the counterparty to the Agreement and PGP will no longer be a party to the Agreement (the “Assignment”).

The parties hereto acknowledge and agree that Agreement shall be amended as follows:

•

All references to “Procter & Gamble Pharmaceuticals, Sarl” shall be replaced with references to “Warner Chilcott Company, LLC” and references to “P&G” shall be replaced with references to “Warner Chilcott”,

•	Section 3.12 of the Agreement is amended by deleting the text and replacing such text with the following:

““Product(s)” means the products listed on Schedule A and any other products agreed to in writing by the parties from time to time.”,

•	Section 9 of the Agreement is amended by deleting the text and replacing such text with the following:

“9. FAILURE TO PERFORM: In the event Warner Chilcott requests performance of Contract Manufacturing Services hereunder and NPI is unable or unwilling to perform said Contract Manufacturing Services for reason(s) within NPI Control, or should NPI consistently and continually fail to meet Warner Chilcott’s quantity requirements, or NPI consistently fails to meet NPI’s Product Specifications, manufacturing standards, standards for quality assurance or release procedures, or should NPI fail to perform as described in Article 5.3 or

100 Enterprise Drive ■ Rockaway, New Jersey 07866

Phone: (973) 442-3378        Fax: (973) 442-3310        800-521-8813

Article 6.8, or NPI experiences a significant quality systems failure including but not limited to receipt of an FDA warning letter or its Territory equivalent, Warner Chilcott has the unequivocal right, upon notice, to enter NPI’s Norwich Plant for the sole purpose of conducting an inspection and audit and NPI agrees to cooperate with Warner Chilcott in this event by making NPI personnel available to Warner Chilcott and its personnel. In addition, notwithstanding the provisions of Section 4.3, Warner Chilcott shall be free to purchase all or any portion of its Product requirements from any available source, or to move production into another of NPI’s facilities or to an alternate contract manufacturer should NPI fail to perform or should Warner Chilcott anticipate a failure to perform as evidenced by objective criteria and measures of performance for NPI required Contract Manufacturing Services hereunder. Warner Chilcott will provide NPI with a 10 business days notice of such an anticipated failure to perform and the opportunity to avoid or correct in a manner acceptable to Warner Chilcott such anticipated failure to perform.”

•	Section 34 of the Agreement is amended by deleting the P&G Notice information and replacing such text with the following:

“Warner Chilcott Company, LLC

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel”

Except as specifically set forth herein, nothing contained herein is intended to, or shall be deemed to, alter, amend or modify any of the rights or obligations of the parties under the Agreement. This letter agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws rules thereof.

Please acknowledge the Assignment and your acceptance of, and agreement with, the terms of this letter agreement by executing this letter agreement in the spaces set forth below.

Very truly yours,

/s/ Maria Krasnikow Harris
Maria Krasnikow Harris
Counsel, Pharmaceuticals, Europe

100 Enterprise Drive ■ Rockaway, New Jersey 07866

Phone: (973) 442-3378        Fax: (973) 442-3310        800-521-8813

Acknowledged and Agreed:

Norwich Pharmaceuticals, Inc.

By:	/s/ Authorized Representative
Name:
Title:

100 Enterprise Drive ■ Rockaway, NJ 07866

Phone: 973-442-3200 Fax: 973-442-3362

Schedule A

95090001 58046417 95365063 98758655 98777035	Actonel 5 mg

95089953 58046411 95272350	Actonel 30 mg

95090003 95010514 95365211	Actonel 35 mg

95053234 98575582	Actonel 150 mg

95912056	Actonel 75 mg
95945042	Asacol UK 800mg printed
98578979	Libertas 35 mg
80077003	Actonel 30mg 30’s Canada Trade
15893454	Didronel 200 mg Gran Export
15857838	Didronel 400 mg Gran Export
15823051	Didronel 400 mg Gran
15121219	Full Service Bulk Calcium sold to Europe

100 Enterprise Drive ■ Rockaway, NJ 07866

Phone: 973-442-3200 Fax: 973-442-3362